UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2021, the board of directors (the "Board") of Oil States International, Inc. (the "Company") elected Denise Castillo-Rhodes as a member of the Board to fill a vacancy. Ms. Castillo-Rhodes has been appointed as a Class II Director with an initial term expiring at the Company’s annual meeting of stockholders in May 2024. The Company released a press release announcing the election of Ms. Castillo-Rhodes and appointment to the Company's Audit Committee, which is attached hereto as Exhibit 99.1.
Ms. Castillo-Rhodes is Chief Financial Officer of Texas Medical Center, where she oversees accounting, finance, risk management and tax compliance. Ms. Castillo-Rhodes also serves as secretary of the board and chair of the Audit & Finance committee for Thermal Energy Corporation and as a director for the TMC Library and Texas Medical Center Hospital Laundry Co-Op, all of which are member institutions of Texas Medical Center. Ms. Castillo-Rhodes has served Texas Medical Center in this capacity since 2004. Prior to becoming CFO, from 2002-2004, Ms. Castillo-Rhodes served as Vice-President and Controller for Texas Medical Center. Prior to joining Texas Medical Center Ms. Castillo-Rhodes served as Controller for Nabisco's Manufacturing Facility in Houston. Ms. Castillo-Rhodes also serves on the board of Allegiance Bancshares, Inc. and is a Trustee for the City of Houston's Municipal Employee Pension System. Ms. Castillo-Rhodes holds a Bachelor of Business Administration from the University of Texas at El Paso and a Master of Business Administration from the University of St. Thomas. She is a certified public accountant and is a member of the Texas Society of Certified Public Accountants and American Institute of Certified Public Accountants.
The Board has determined that Ms. Castillo-Rhodes qualifies as an independent director and meets the independence requirements under Section 303A.02 of the New York Stock Exchange Listed Company Manual. Additionally, the Board has determined that Ms. Castillo-Rhodes qualifies as a financial expert under the applicable Securities and Exchange Commission regulations, and satisfies NYSE requirements for accounting or related financial management expertise.
There are no understandings or arrangements between Ms. Castillo-Rhodes and any other person pursuant to which Ms. Castillo-Rhodes was selected to serve as a director of the Board. There are no relationships between Ms. Castillo-Rhodes and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S‑K or Rule 10A‑3 under the Securities Exchange Act of 1934, as amended.
Ms. Castillo-Rhodes will receive compensation for her services as director consistent with that provided to other non-management directors, as described the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated May 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
(Registrant)

Date:	May 18, 2021	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer